Exhibit 10.1

As of May 23, 2008

Mr. Mark Feldman
Executive Vice President & General Counsel
GAME SHOW NETWORK
2150 Colorado Avenue
Santa Monica, CA 90404

Re:	World Poker Tour Series VII Option Pickup Extension Amendment #3

Dear Mr. Feldman:

Pursuant to the request of our CEO & President, Steve Lipscomb, I am happy to amend our television license agreement dated April 2, 2007 to reflect a one-time extension of our option pickup date solely for Season VII of the World Poker Tour Series until June 7, 2008 (formerly May 24, 2008).

Except as otherwise herein expressly amended the Agreement is in all other aspects hereby ratified and confirmed. Please acknowledge your acceptance of the foregoing by signing in the space provided below.

Sincerely,

WPT ENTERPRISES, INC.

By: /s/ Adam Pliska
Adam Pliska
Title: General Counsel

ACCEPTED AND AGREED:

GAMESHOW NETWORK, L.L.C.

By: /s/ Mark Feldman
Its: Executive Vice President & General Counsel